UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2019 (July 31, 2019)

Synchronoss Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Crossing Boulevard, 8th Floor
Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 par value	SNCR	The Nasdaq Stock Market, LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Director

On July 31, 2019, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Laurie L. Harris, age 61, to serve as a Class I director, with her initial term expiring at the Company’s 2022 annual meeting of stockholders or until her successor is duly elected and qualified. In connection with the appointment of Ms. Harris to the Board, and pursuant to the Company’s bylaws, the Board has decreased the number of directors from eleven to ten. Ms. Harris shall be the Chairperson of the Company’s Audit Committee, replacing Thomas Hopkins as Chairperson. Mr. Hopkins shall remain a member of the Company’s Audit Committee and William Cadogan has decided to resign as a member of the Audit Committee. As a result, the members of the Audit Committee shall be Ms. Harris, as Chairperson and Mr. Hopkins and Ms. Kristin Rinne as the other members of the Audit Committee.

Ms. Harris held numerous positions at PricewaterhouseCoopers LLP (“PwC”) from October 1992 until her retirement in June 2018, most recently as Global Engagement Audit Partner. Ms. Harris currently sits on the board of directors of IWG plc (May 2019 to present), QBE North America, a division of QBE (ASX: QBE) (July 2018 to present), and is also a member of the Directorship and Corporate Governance Committee of the Financial Women’s Association, an organization dedicated to developing current and future leaders and increasing the role and interest of women in the financial industry. Ms. Harris received her B.S. in Business Administration from University of Southern California and is a licensed CPA in New York, New Jersey, California and Massachusetts.

In connection with her election to the Board, pursuant to the Company’s compensation program for outside directors, Ms. Harris was granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price $8.09, the closing price of the Company’s common stock on the Nasdaq Global Select Market on July 31, 2019. Such option will vest and become exercisable with respect to one third of the option shares after each year of service. Ms. Harris will also receive a $50,000 annual retainer for her service on the Board. In addition, Ms. Harris will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2020, equity awards with an aggregate grant date fair value of $200,000, 60% in restricted shares and 40% in the form of a stock option, each vesting and becoming exercisable with respect to one third of the equity award after each year of service or such equity awards as are awarded to the other directors as an annual grant. The non-employee director compensation program is described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A for the Company’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2019. Ms. Harris and the Company have entered into an indemnification agreement requiring the Company to indemnify Ms. Harris to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement was in substantially the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (SEC File No. 333-132080), as filed with the SEC on May 9, 2006. There is no arrangement or understanding between Ms. Harris and any other person pursuant to which Ms. Harris was appointed as a director. Further, Ms. Harris does not have any family relationships or related party transactions that are required to be disclosed. The Board has determined that Ms. Harris is an independent director in accordance with applicable rules of the SEC and Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2019	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ David D. Clark
		Name:	David D. Clark
		Title:	Chief Financial Officer